UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

   April 7, 2021
Date of Report (Date of earliest event reported)

   inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-36117	22-2370659
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054
(Address of Principal Executive Offices, including zip code)

(856) 505-8800
(Registrant's Telephone Number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	INTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On April 7, 2021, inTEST Corporation (the “Company”) entered into a Second Amendment to Lease Agreement (the “Second Amendment”) with Exeter 804 East Gate 2018, LLC (the “Landlord”). The Landlord and the Company are parties to a Lease Agreement dated May 10, 2010, as amended by the First Amendment to Lease Agreement dated as of September 22, 2020 (collectively, the “Lease”) to, among other things, reduce the approximately 54,897 rentable square feet located at 804 East Gate Drive, Mount Laurel, New Jersey 08054 by approximately 21,247 rentable square feet (the “Surrendered Premises”), commencing on May 1, 2021.

The Second Amendment extends the term of the use of the Surrendered Premises by the Company for a period of three months, from May 1, 2021 through July 31, 2021 (the “Extension Term”). During the Extension Term, the Company will pay additional monthly rent of $9,627.10. Commencing on August 1, 2021, the Company will no longer use, or pay additional rent for, the Surrendered Premises.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Lease Agreement, dated April 7, 2021, by and between inTEST Corporation and Exeter 804 East Gate 2018, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

	By:	/s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary, Treasurer and Chief Financial Officer
Date: April 13, 2021